Exhibit 8.2

March 21, 2017

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Ladies and Gentlemen:

We have acted as counsel to Noble Energy, Inc., a Delaware corporation (“Parent”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 13, 2017, by and among Parent, Wild West Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), NBL Permian LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Marshall Texas”), and Clayton Williams Energy, Inc., a Delaware corporation (“Company”), which provides for (i) the merger of Merger Sub with and into Company (the “Merger”), with Company continuing as the surviving corporation and an indirect, wholly owned subsidiary of Parent, and (ii) after completion of the Merger, but as part of the same plan as the Merger, the merger of Company with and into Marshall Texas (the “Second Step Merger” and, together with the Merger, the “Integrated Mergers”), with Marshall Texas continuing as the surviving company and an indirect wholly owned subsidiary of Parent as described in the Form S-4 initially filed by Parent with the Securities and Exchange commission on March 6, 2017, including the proxy statement/prospectus (the “Proxy Statement/Prospectus”) forming a part thereof (as amended through the date hereof, the “Registration Statement”). At your request, and in connection with the Registration Statement, we are rendering our opinion concerning certain U.S. federal income tax consequences of the Integrated Mergers. All capitalized terms used but not defined herein shall have the meaning specified, either directly or by reference, in the Merger Agreement.

In preparing our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Merger Agreement, including the exhibits thereto, (ii) the Registration Statement, (iii) the representation letters of officers of Parent and Company (each a “Representation Party” and together, the “Representation Parties”) delivered to us for purposes of rendering our opinion (the “Representation Letters”) and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the power, corporate or other, to enter into and to perform all obligations thereunder.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Representation Parties, and we have assumed that such statements and representations, including those set forth in the Representation Letters, are and will continue to be accurate and complete without regard to any qualification as to knowledge, belief, intent, or otherwise. We have assumed that the Representation Letters will be re-executed in substantially the same form by appropriate officers and that we will render our opinion pursuant to Section 8.3(d) of the Merger Agreement, each as of the Effective Time. In addition, we have assumed that (i) Integrated Mergers will be consummated in the manner described in the Merger Agreement and the Registration Statement and that none of the terms or conditions contained therein will be waived or modified and (ii) the Merger Agreement, the Registration Statement and the Representation Letters accurately reflect the facts relating to each of the Representation Parties and the Integrated Mergers. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above. For purposes of our Opinion, we have not independently verified all of the facts, representations, and covenants set forth in the Representation Letters, the Registration Statement or any other document.

Our opinion is based on the Code, Treasury regulations promulgated thereunder pertinent, judicial decisions, published positions and administrative pronouncements of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusion expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. In addition, any material changes to the documents referred to above could affect our conclusion herein.

Based upon and subject to the foregoing, and the limitations, qualifications, assumptions and caveats set forth herein, it is our opinion that, under current law, for U.S. federal income tax purposes, the Integrated Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Except as set forth above, we express no other opinion. Our opinion has been prepared for you solely in connection with the filing of the Registration Statement and the Integrated Mergers and may not be relied upon by any other person without our prior written consent. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.c

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP